EXHIBIT 99.2

                      UNION NATIONAL FINANCIAL CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               AUTHORIZATION FORM

                      UNION NATIONAL FINANCIAL CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               AUTHORIZATION FORM

     This will confirm that I (we) have received the prospectus describing the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan and agree to the terms and conditions of the plan as set forth in the prospectus.

     I (We) hereby appoint Union National Community Bank or any other corporation or bank as may succeed it as the plan administrator pursuant to the plan (or any modification thereof), as my (our) agent (the Agent), to act as my
(our) agent upon and subject to the terms and conditions of the plan as set forth in the plan description.

     I (We) hereby authorize Union National Financial Corporation to deposit with and pay to the Agent for my (our) account under the plan all cash and stock dividends payable in respect of all shares of common stock of Union National registered in my (our) name(s).

     I (We) hereby authorize the Agent, as provided in the plan, to apply all cash and stock dividends, as directed above, and cash and stock dividends on shares held by the Agent for me (us) under the plan, as well as any additional voluntary and optional cash payments made by me (us) as provided in the plan, to the purchase of additional shares of common stock for my (our) account under the plan. I (We) may terminate this authorization and appointment at any time by so notifying the Agent in writing of my (our) withdrawal from the plan.

Date:__________________________     ______________________________
                                    Shareholder Name (Please Print)

-------------------------------     ------------------------------
Social Security/Tax I.D. Number     Shareholder Signature

 (If Joint Account):

Date:__________________________     ______________________________
                                    Shareholder Name (Please Print)

-------------------------------     ------------------------------
Social Security/Tax I.D. Number     Shareholder Signature

      Please sign exactly as name appears on stock certificate and mail to:

                  Union National Community Bank, Trust Department
                  Dividend Reinvestment Plan Administrator
                  P. O. Box 567
                  Mount Joy, PA 17552

                               THIS IS NOT A PROXY